FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) dated as of this 6th day of March, 2019 by and between HAYDEN OFFICE TRUST under Declaration of Trust dated August 24, 1977, as the same may have been amended (“Landlord”), and DICERNA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated January 2, 2019 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord the entire rentable floor area (being 80,872 square feet of rentable floor area) of the building (the “Building”) known as and numbered 33 Hayden Avenue, Lexington, Massachusetts (referred to in the Lease as the “Premises”).

Landlord and Tenant have agreed that the rear outdoor patio and associated landscaping of an outdoor lawn area at the rear of the Building shall be removed from the scope of the Base Building Work (as defined in the Lease) and to modify certain terms and conditions in the Lease in connection therewith.

Landlord and Tenant are entering into this instrument to set forth said modifications and to otherwise amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Rear Outdoor Area. Landlord and Tenant have agreed that the rear outdoor patio and associated landscaping of an outdoor lawn area at the rear of the Building shall be removed from the scope of the Base Building Work, and in connection therewith, the Lease is hereby amended as follows:

(A)Section 2.2.3 of the Lease is hereby amended as follows:

i.    The first sentence of Section 2.2.3(A) is hereby deleted in its entirety and the following sentences substituted therefor: “As part of the Base Building Work (as defined on Exhibit B-1) and subject to Section 1.1.(A)(1) of Exhibit B-1, Landlord, at its sole cost and expense, shall construct an outdoor patio (the “Front Patio”) accessible from the existing Building cafeteria on the front of the Building substantially in the location and pursuant to the design plans shown on Exhibit B-2 attached hereto. The Front Patio together with any rear outdoor patio and any landscaping of an associated outdoor lawn area at the rear of the Building, if and to the extent any such work is performed by Landlord as part of the Tenant

Improvement Work (as defined on Exhibit B-1) performed by Landlord pursuant to and in accordance with Exhibit B-1, shall be hereinafter referred to as the “Outdoor Area”).”

ii.    The section heading for Section 2.2.3 of the Lease is hereby deleted in its entirety and replaced with the following:

“2.2.3     Outdoor Area”.

iii.    All references in Section 2.2.3 to the “Outdoor Patios & Back Lawn” shall be deemed to be references to the “Outdoor Area.”

(B)Section 1.4 of Exhibit B-1 of the Lease is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor: “Landlord shall provide to Tenant a special allowance (the “Tenant Allowance”) equal to the sum of (x) the product of (i) $75.00 and (ii) the Rentable Floor Area of the Premises, plus (y) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00).”

(C)Exhibit B-2 to the Lease is hereby deleted in its entirety and Exhibit B-2 attached to this First Amendment is substituted therefor.

2.Brokers.

(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

3.Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

4.Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

5.Authorization. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

6.Electronic Signatures. The parties acknowledge and agree that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on Following Page]

EXECUTED as of the date and year first above written.

WITNESS: /s/ Matthew Murray Matthew Murray
LANDLORD:

HAYDEN OFFICE TRUST
/s/ Patrick Mulvihill
___________________________________________
Patrick Mulvihill, for the Trustees of Hayden Office Trust, pursuant to written delegation, but not individually

WITNESS:	TENANT:
/s/ Matthew Murray
Matthew Murray	DICERNA PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ John B. Green
	Name:	John B. Green
	Title:	Chief Financial Officer
Hereunto duly authorized

EXHIBIT B-2

Base Building Work: Space Plan and Detailed Scope

Element	Description
Demolition – Atrium & Cafe	Remove (i) existing light fixtures (ii) existing glass wall separating the three (3) story atrium and cafeteria seating area and (iii) existing planter box located against the elevators.
Exterior Patio
Construct an exterior patio at the front of the Building in a manner generally consistent in design and size as shown on the plan attached to this Exhibit B-2 and which shall include (i) new lighting, (ii) concrete pavers, (iii) landscaping, (iv) electric outlets, and (v) a trellis.

Bathrooms
Demolish existing bathrooms to their studs. Supply and install new (i) ceramic floor tile (ii) ceramic wet walls (iii) countertops (iv) acoustical ceiling tiles and grid (v) 2’x2’ LED light fixtures (vi) toilet partitions (vii) toilet accessories and (viii) moisture resistant drywall.

Atrium & Cafe
Supply and install new (i) drywall over existing brick walls (ii) LED light fixtures (iii) 2’x 2’ ceiling tiles and grid (iv) glass enclosure with lighting on full height of elevator shaft and (v) replace kitchen equipment as needed in connection with Base Building Work.

Exhibit B-2

Front Outdoor Patio

Exhibit B-2